Exhibit 10.5

EXECUTION COPY - 1

BUSINESS LEASE

THIS LEASE (“Lease”), dated the 14 day of Sept., 2007, is by and between K & R Properties, Inc., a South Carolina Corporation (“Landlord”) and KenKevII Inc., a Maine corporation (“Tenant”).

1.                                      DEFINITIONS.  Unless otherwise indicated, capitalized terms used in this Lease shall have the meanings set forth below:

(a)                      “Additional Rent” shall mean all charges payable by Tenant under this Lease other than Minimum Rent.

(b)                     “Building” shall mean the building in which the Demised Premises is located.

(c)                      “Operating Costs” shall mean all costs incurred to insure, maintain, repair and replace all elements of the Premises.  Operating Costs include, but are not limited to, costs and expenses for the following: maintenance, repair and replacement (as necessary) of all structural and mechanical components of the Building including, but not limited to, exterior and interior walls, the roof , foundation and all components of the parking lots, driveways and sidewalks surrounding the Building and located on the Premises; gardening and landscaping; utilities, water and storm sewer charges; maintenance of signs; fire alarm monitoring service; premiums for liability, property damage, fire and other types of insurance on the Premises and worker’s compensation insurance; all property taxes and assessments levied on or attributable to the Premises; all real and personal property taxes levied on or attributable to such property used in connection with the maintenance and operation of the Premises; fees for required licenses and permits; repairing, resurfacing, painting, lighting, cleaning, refuse removal, security, if any, and similar items.  Operating Costs shall also include any parking charges, utilities surcharges, or other costs levied, assessed or imposed on the Premises by or at the direction of any governmental authority in connection with the use or occupancy of the Premises or the parking facilities included in the Premises, or pursuant to any covenants, conditions or restrictions to which the Premises are subject.

(d)                     “Effective Date” shall mean September 14, 2007 beginning at 11:00 am.

(e)                      “Guarantor:  shall mean VCG Holding Corp. a Colorado corporation, the sole owner of Tenant.

(f)                        “Hazardous Material” shall mean any hazardous, radioactive or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes (whether or not mixed, commingled or otherwise combined with other substances, materials or wastes) listed in the United States Department Transportation Hazardous Material Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) a petroleum product, crude oil or any fraction thereof, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C Section 1317), (v) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903) or (vi) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

(h)                     “Demised Premises” or “Premises” shall mean all improvements located on the property depicted on the Site Plan, attached as Exhibit A, for property located at 200 Riverside Street, Portland, Maine, including any parking, driveways, sidewalks, alleyways or other appurtenances thereto. Said Demised Premises shall include the roof, exterior walls and structural members thereof, together with utility lines, ducting, pipes, and the like to serve adjoining Premises other than those specifically herein Demised.

(i)                         “Lease Term” shall mean a period of 25 years and 0 months beginning on the Rent Commencement Date, plus any extended term granted by Landlord and timely and properly elected by Tenant pursuant to subparagraph 3(b) below.

(j)                         “Lease Year” shall mean a period of twelve consecutive months during the Lease Term which begins on the first day of the first calendar month after the Rent Commencement Date or any anniversary thereof.

(k)                      “Minimum Rent” shall mean the base rental for the Demised Premises set forth in subparagraph 5(a) below.

(l)                         “Permitted Use” shall mean operation of a restaurant/bar with Nude Activities and no other uses.

(m)                   “Property” shall mean that certain real property owned by Landlord upon which the Premises are is located.

(n)                     “Real Property Taxes” shall mean (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the land and buildings comprising the Premises, (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency, (iii) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a transfer of all or part of Landlord’s interest in the Property.  In the event that it shall not be lawful for Tenant and Landlord to apportion such future taxes, if any, then in that event, the minimum rent payable to Landlord under this Lease shall be revised to net Landlord the same rental after imposition of any such future tax upon Landlord as would have been payable to Landlord prior to the impositions of any such tax. “Real Property Tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(o)                     “Rent” shall mean Minimum Rent and any Additional Rent.

(p)                     “Rent Commencement Date” shall mean that date that Tenant’s obligation to pay rent, which shall commence upon the date the Tenant obtains possession under this Lease. For the period between the date Tenant obtains possession of the premise pursuant to this Lease and September 30, 2007, the rent will be pro-rated and payable with the first rental payment which shall be due on October 1, 2007.

(q)                     “Site Plan” shall mean the site plan for the Property attached hereto as Exhibit A.

2.                                      LEASE OF DEMISEDD PREMISES.  Landlord hereby leases the Demised

Landlord’s Initials KW

Tenant’s Initials TL

Premises to Tenant, and Tenant hereby leases the Demised Premises from Landlord, subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by Tenant to be kept and performed.

3.                                      LEASE TERM/OPTION TO RENEW.

(a)                      The Lease Term shall begin at twelve o’clock noon on the Rent Commencement Date and shall end at twelve o’clock noon on the last day of the Twenty Fifth Lease Year.  Promptly after the Rent Commencement Date, Landlord and Tenant shall execute a Certificate of Commencement setting forth the Rent Commencement Date and the expiration date of the Lease Term.

(b)                     Upon the condition that Tenant (a) is not in default at the time of the exercise of any option contained in this subparagraph, and (b) has, during the Lease Term and Option Periods, fulfilled all of Tenant’s obligations completely and in a timely manner, Landlord hereby grants to Tenant two (2) separate Options to Renew the Lease Term for two (2) separate additional five (5) year periods upon the same and terms and conditions as set forth in this Lease (each an “Option”), except that the Rent payable during each Option Period will be as described in Section 4 below.  Unless Tenant provides the Landlord with written notice of its intention not to renew the Lease at least Six (6) months prior to the end of either the Lease Term or any Extended Term of this Lease, the lease shall automatically be extended for the Renewal Term.

4.                                      MINIMUM RENT.

During the term hereof, Tenant agrees to pay the Landlord at the address as shown herein, or at such other place as the Landlord may from time to time designate in writing, “Minimum Rent” for the Demised Premises. Said rent shall be payable in advance on the first of each month, without deduction or set-off, except as provided in a Seller Indemnification Agreement executed by Landlords affiliate and the Guarantor, without notice or demand, as follows: OHE HUNDRED SEVENTY SEVEN THOUSAND ($177,000.00) DOLLARS PER ANNUM, payable in equal monthly installment of FOURTEEN THOUSAND SEVEN HUNDRED AND FIFTY ($14,750.00) DOLLARS and ZERO CENTS for the first year of the lease. In each subsequent year, the lease shall increase Three (3%) Percent per annum, with the rent for each subsequent lease year payable in equal monthly installments. In the event the Rent Commencement Date is other than the first day of a month, Tenant will pay Rent for said partial month on a pro-rata basis; provided, however, the end of the Term shall be on the last day of the one hundred twentieth (120th) month of the Term of this Lease.

5.                                      SECURITY DEPOSIT.  Concurrently with execution of this Lease, Tenant shall deposit with Landlord the sum of $15,000.00, which shall be held by Landlord as security for the faithful performance by Tenant of all terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof.  If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may from time to time (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default without any prejudice to any other remedy provided herein, or provided by law.  If any portion of such deposit is so used or applied Tenant shall, within five

(5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a default under this Lease.  Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within three (3) months following expiration of the Lease Term.  In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer the security deposit to Landlord’s successor in interest and Landlord will have no further liability to Tenant with respect thereto.

6.                                      OPERATING COSTS.

(a)                      This Lease is totally net to the Landlord.  Tenant shall maintain the Premises in first-class condition at Tenant’s sole cost and expense.  Landlord may inspect the Premises and, if Landlord reasonably determines that Tenant is not maintaining the Premises in a first-class condition, Landlord may provide Tenant with written notice of any such maintenance concern, and Tenant shall promptly make such repairs.  If Tenant fails to complete such repairs within thirty (30) days of receipt of such notice, Landlord may undertake such repairs and Tenant shall be obligated to reimburse Landlord for its costs within ten (10) days of receipt of an invoice therefore.

(b)                           Tenant shall pay all Operating Costs during the Lease Term and shall not permit the placement of any lien upon the Premises by any materialmen, laborer or other provider of goods and services to the Premises.

7.                                      TAXES. Landlord shall pay all Real Property Taxes on the land, buildings and other improvements constituting the Property and the Premises (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed in the Demised Premises by or for the benefit of Tenant) attributable to the Lease Term.  Tenant shall re-pay Landlord with 10 business days of receipt of a tax bill from Landlord.

(b)                     Tenant shall pay before delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant which become payable during the Lease Term.  In the event any or all of Tenant’s leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the Property, Tenant shall pay to Landlord its equitable share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes determined by Landlord to be applicable to Tenant’s property.

8.                                      USE OF DEMISED PREMISES/MAINTENANCE OF LIQUOR LICENSES.

(a)                      Tenant shall use the Demised Premises for the Permitted Use only, and not for any other purpose, without the prior written consent of Landlord, which may not be unreasonably withheld.

(b)                     Tenant shall not do or permit anything to be done in or about the Demised Premises nor bring or keep anything therein which is not within the Permitted Use of the Demised Premises or which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any of its contents.  Tenant shall not use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, however, the use of the property in its present format shall not be deemed to be an improper, immoral, unlawful or objectionable purpose ; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises inconsistent with the use of the Premises for its Permitted Use.  Tenant shall not commit any waste or permit any nuisance upon the Demised Premises or overload the floors thereof. All work performed at the premises shall comply with the building code requirements and Tenant shall acquire all permits required by any governmental agency necessary to perform the work on the Premise. The Landlord shall reasonably cooperate with the tenant in obtaining any required approvals/permits.

(c)                      Tenant shall not cause or permit any Hazardous Material (as herein after defined) to be brought upon, transported through, stored, kept, used, discharged or disposed in or about the Property by Tenant, its agents, employees or contractors.  Any such Hazardous Material brought upon, transported, used, kept or stored in or about the Property which is necessary for Tenant to operate its business for the Permitted Use will be brought upon transported, used, kept and sorted in only such quantities as are necessary for the usual and customary operation of Tenant’s business and in a manner that complies with (i) all laws, rules, regulations, ordinances, codes or any other governmental restrictions or requirements of all federal, state and local government authorities having jurisdiction thereof regulating such Hazardous Material, (ii) any permits issued for any such Hazardous Material (copies of which must be delivered to Landlord before any Hazardous Material is brought in, on or about the Property), and (iii) all products and manufacturers’ instructions and recommendations, to the extent they are stricter than laws, rules, regulations, ordinances, codes or permits.  If Tenant, its agents, employees or contractors, in any way breach the obligations stated in this paragraph, or if the presence of Hazardous Materials on the Property caused or permitted by Tenant results in release or threatened release of such Hazardous Material, on from or under the Property, or if the presence on, from or under the Property of Hazardous Materials otherwise arises out of the operation of Tenant’s business, then without limitation of any other rights or remedies available to Landlord hereunder or at law or in equity, Tenant shall indemnify, defend, protect and hold harmless Landlord (and Landlord’s directors, shareholders, officers, employees, partners, agents, mortgagees or successors to Landlord’s interest in the Demised Premises) (collectively, herein “Indemnity”) from any and all claims, sums paid in settlement of claims, judgments, damages, clean-up costs, penalties, fines, liabilities, losses or expenses (including without limitation attorney, consultant and expert fees and any fees incurred by Landlord to enforce the Indemnity) which arise during or after the Term as a result of Tenant’s breach of such obligations or such release or such contamination of the Property, including, without limitation, diminution in value of the Property, damages for the loss of, or the restriction on the use of, rentable or usable space or any amenity of the Property, damages arising from any adverse impact on the sale or lease of the Property, and damage and diminution in value to the Property or other properties, whether owned by Landlord or by third parties.  The Indemnity includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on, under or originating from the Property.  Without limiting the foregoing, if the presence of any Hazardous Material on the Property caused or permitted by Tenant results in any contamination, release or threatened release of Hazardous Material on, from or under the Property or other properties, Tenant shall promptly take all actions at its sole cost and expense which are necessary to return the Property and any other affected property to the condition existing prior to the introduction of such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained (which approval shall not be unreasonably withheld) and so long as such actions do not have or would not potentially have any material adverse effect on Landlord, on the Property or on other property.  The Indemnity contained in this section shall survive the expiration or earlier termination of this Lease and shall survive any transfer of Landlord’s interest in the Property.

(d)                     In conjunction with the operation of the Premises for its Permitted Use, Tenant has obtained and shall maintain a liquor license and Nude Activities license from the State of Maine and the City of Portland. (“Liquor Licenses”).  At all times during the terms of this Lease, Tenant shall maintain the Liquor Licenses in full force and effect.  Tenant shall be solely responsible for and Tenant shall pay any and all fees, assessments, charges, levies or other monetary obligations imposed in connection with the Liquor Licenses to assure that it is maintained in good standing throughout the term of this Lease.  In the event Tenant receives any notice of violation, citation, written or oral warning, or any complaint, objection, or challenge to the Liquor Licenses, Tenant shall notify Landlord in writing of such information within three (3) days of receipt of such written or oral notice and, if such notice was written, Tenant shall include in said notice a copy of any notice, citation, correspondence or other written information provided to Tenant.  Tenant shall utilize its best efforts to maintain the Liquor Licenses in good standing and in full compliance with the rules, regulations, ordinances and statutes of the City of Portland and the State of Maine and shall take no action, which may place the Liquor Licenses in jeopardy in any way.  Tenant agrees that it shall utilize the benefits of the Liquor Licenses only in connection with the operation of the Demised Premises for a restaurant/Bar and Nude Activities and shall file no application to (i) amend the status of the Liquor Licenses, (ii) amend the composition of the Tenant, (iii) transfer the Liquor Licenses or (iv) amend the location of the Premises served by the Liquor Licenses without the advance written approval of the Landlord which may not be unreasonably withheld.

(e)                      The Demised Premises may be operated under the name “ Platinum Plus” for a period of 6 months following execution of this lease and Landlord hereby consents to Tenant’s use of such name and warrant it has lawful authority to license the use of the name. The Tenant thereafter shall change the name to a name of its choosing. The Landlord will be notified of the name change, but shall not be required to approve the name change.

9.                                      COMPLIANCE WITH LAW.  Tenant shall not use the Demised Premises or permit anything to be done in or about the Demised Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated including, without limitation, the Americans With Disabilities Act.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Demised Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts.  The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

10.                               ALTERATIONS AND ADDITIONS.  Tenant shall not make or allow to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof without first obtaining the written consent of Landlord, whose consent shall not be unreasonably withheld, and any alterations, additions or improvements to or of the Demised Premises, including, but not limited to, wall covering, paneling and built in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord and shall be surrendered with the Demised Premises.  In the event Landlord consents to the making of any alterations, additions or improvements to the Demised Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense and shall be completed in a good and workmanlike manner, free of any liens. All work performed at the premises shall comply with the building code requirements and Tenant shall acquire all permits required by any governmental agency necessary to perform the work on the Premise. The Landlord shall reasonably cooperate with the tenant in obtaining any required approvals/permits. Upon the expiration or sooner termination of the Term, Tenant shall, upon written demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence, remove any alterations, additions or improvements made by Tenant which are designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Demised Premises caused by such removal.

11.                               MAINTENANCE AND REPAIR.

(a)                      By its entry into the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises as being in good order, condition and repair.  Tenant shall, at Tenant’s sole cost and expense, keep the Demised Premises and every part thereof in good condition and repair, including without limitation, the maintenance, replacement and repair of any storefront, doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits, and the heating and air conditioning (“HVAC”) system.  Tenant shall obtain a service contract for repairs and maintenance of the HVAC system and shall provide to Landlord a copy of the service contract along with written details of any and all scheduled and other repairs and maintenance performed on the HVAC system within ten (10) days of the date of such performance.  Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Demised Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted.  Any damage caused by Tenant’s use of the Demised Premises shall be repaired at the sole cost and expense of Tenant.

(b)                     Tenant shall repair and maintain the structural portions of the Building, including the exterior walls and roof.  Landlord shall not be liable for Tenant’s failure to make such repairs or to perform any maintenance.  There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Demised Premises or in or to fixtures, appurtenances and equipment therein.  Tenant waives any right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(c)                      If Tenant refuses or neglects to repair or maintain the Premises, as required herein, to the reasonable satisfaction of Landlord, Landlord shall provide Tenant with written notice of any such refusal or neglect and Tenant shall repair any item mentioned in said notice within thirty (30) days thereafter.  If Tenant has not made such repairs within the 30-day period, Landlord may make such repairs without liability to the Tenant for any loss or damage it may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof and, upon completion thereof, Tenant shall pay Landlord’s costs for making such repairs upon presentation of a bill thereof.  In the event Tenant does not pay such bill within ten (10) days of its receipt, such failure shall be an event of default hereunder, Landlord shall be entitled to utilize all of its remedies herein and such amount shall bear interest at the rate of eighteen percent (18%) per annum.

12.                               LIENS.  Tenant shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant.  Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1½) times the estimated cost of any improvements, additions or alterations in the Demised Premises which Tenant desires to make, to insure Landlord against any liability for mechanics and materialmen’s liens and to insure completion of the work.  Landlord shall have the right to post notices on the Demised Premises, that the Demised Premises are not subject to liens of those providing labor and/or materials to the Demised Premises at the request of the Tenant pursuant to Maine Statutes.  Tenant shall provide Landlord with ten (10) days prior written notice prior to commencing any improvements at the Property, to allow Landlord adequate time to post said notices.

13.                               ASSIGNMENT AND SUBLETTING.

(a)                      Tenant shall not (voluntarily, by operation of law or otherwise) assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Demised Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Demised Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent may not be unreasonably withheld, except that a transfer to a wholly owned subsidiary of VCG shall not require advance approval. The transfer of more than five percent (25%) of the shareholder interest of Tenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or such sublease requiring the Landlord’s consent in each instance.  Any assignment or subletting without such consent shall be void, and shall, at the option of Landlord, constitute a default under the terms of this Lease.  Acceptance of Rent by Landlord from anyone other than Tenant shall not be construed as a consent or waiver by Landlord, nor as a release of Tenant, but the same shall be taken to be a payment on account of Tenant.  A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

(b)                                 Tenant shall provide Landlord with a copy of any proposed sublease or assignment that contains the name and address of the proposed subtenant or assignee, a copy of any purchase and sale agreement for the assets of Tenant, the anticipated effective date of the proposed sublease or assignment, the duration of the term of any proposed sublease, and the amount of space any proposed subtenant will occupy.  In addition, Tenant shall provide detailed information regarding the proposed subtenant’s or assignee’s financial condition and credit history, relevant business history and experience, together with any other pertinent information which Landlord reasonably requires.  Landlord may require an opportunity to meet and interview the proposed subtenant or assignee as well.  For purposes of Landlord’s consent to a proposed sublease or assignment, it shall be considered reasonable for Landlord to consider (i) the relative financial strength, business reputation and operational/management experience of Tenant and the proposed subtenant or assignee, (ii) any history that the proposed subtenant or anyone has with the liquor licensing agencies of the City and County of Denver and the State of Maine, and (iii) whether the use of the Demised Premises after such sublease or assignment would create any nuisance or violate any federal, state or local laws or any lease or agreement affecting the Shopping Center or involve Hazardous Materials.

Tenant shall deliver all documents pertaining to any such assignment or subletting to Landlord upon Landlord’s demand. Such profit shall not include any lump-sum payment made to Tenant from its assignee or subtenant in consideration of the transfer of Tenant’s business, trade name, inventory, or goodwill: but any amount attributed to lease assignment or sale on any document concerning the transaction (including the assignee’s tax return) by assignee shall be conclusively established as not attributable to Tenant’s business, trade name, inventory or goodwill, and therefore, shall be included in Tenant’s profits as described herein.

(c)                      If Landlord consents to a proposed assignment or sublease, the form of such assignment or sublease shall be satisfactory to Landlord and shall (i) incorporate this Lease in its entirety and be subject to its terms, (ii) provide that Tenant shall remain liable under this Lease, (iii) provide that subtenant will comply with all terms and conditions of this Lease, (iv) provide for assumption by an assignee of all the terms, covenants and conditions which this Lease requires Tenant to perform, and (v) include a requirement that any subtenant attorn to the Landlord.  Landlord’s consent will not be effective unless and until Tenant delivers to Landlord an original, duly executed assignment or sublease, as the case may be, in a form satisfactory to Landlord, as set forth herein.  Tenant shall pay Landlord’s reasonable fees, not to exceed five thousand dollars ($5,000.00), incurred for review of such assignment or sublease and all other materials submitted by Tenant in connection with the request for Landlord’s consent, whether or not such assignment or sublease is approved.

(d)                     Any transfer for which consent is required of any party having a mortgage, deed, or trust or other encumbrance or of any lessor under any ground or underlying lease of all or any part of the Property shall not be effective until such consent is given.

(e)                      Notwithstanding anything else in this article contained, as a condition to Landlord’s written approval of any assignment or sublease by Tenant, Landlord may require that it shall be entitled to the receipt of fifty percent (50%) of any profit derived by Tenant as a result of such assignment or sublease. Such profit is defined as any amounts received by Tenant from its assignee or subtenant in excess of the Rent required to be paid by Tenant hereunder. Tenant shall deliver all documents pertaining to any such assignment or subletting to Landlord upon Landlord’s demand. Such profit shall not include any lump-sum payment made to Tenant from its assignee or subtenant in consideration of the transfer of Tenant’s business, trade name, inventory, or goodwill: but any amount attributed to lease assignment or sale on any document concerning the transaction (including the assignee’s tax return) by assignee shall be conclusively established as not attributable to Tenant’s business, trade name, inventory or goodwill, and therefore, shall be included in Tenant’s profits as described herein.  In no event shall the payment received by Landlord pursuant to this subparagraph (b) be less than $100,000.00.

14.                               HOLD HARMLESS.

(a)                      Tenant shall indemnify and hold Landlord harmless against and from any and all claims arising from Tenant’s use of the Demised Premises or from the conduct of its business or from any activity, work or other things done, permitted or suffered by Tenant in or about the Demised Premises, and shall further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all costs, attorney’s fees and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of such claim, for events which arise subsequent to the date of this Agreement, pursuant to the terms of an indemnification agreement contained in a Purchase Agreement, previously executed by the parties. Tenant upon written notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Demised Premises, from any cause other then the gross negligence of Landlord, its agents, servants or employees, and Tenant hereby waives all claims in respect thereof against Landlord.  Tenant shall give prompt written notice to Landlord in case of casualty or accidents in the Demised Premises.

(b)                     Tenant, as a material part of the consideration to Landlord for this Lease, hereby waives and releases all claims against Landlord, its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.  Tenant covenants and agrees that Landlord and its employees will not at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant’s business occasioned by any cause, either ordinary or extraordinary.

(c)                      Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever.  Landlord or its agents shall not be liable for interference with the light, air, or for any latent defect in the Demised Premises.

15.                               WAIVER OF SUBROGATION.  Tenant hereby waives any and all rights of recovery against Landlord, or against the officers, shareholders, employees, agents or representatives of Landlord or such other tenants, for loss of or damage to property, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage.  Tenant shall give notice to its insurance carriers of this mutual waiver of subrogation.

16.                               INSURANCE.

Commencing on the Rent Commencement Date and continuing throughout the Lease Term, Tenant shall carry and maintain the following insurance (“Landlord Insurance”):  (a) an “all-risk” form of insurance policy, with an endorsement insuring against loss of Minimum Rent (including Extended Period of Recovery, if applicable) insuring the buildings and improvements of the Property (and leasehold improvements) for 100% of their replacement value;  and (b) fire and extended coverage insurance insuring all additions and alterations made by the Tenant to the Demised Premises and all of its fixtures, inventory, furniture and equipment for the full replacement value thereof with the broadest possible coverage (“all risk” form) on a minimum of 80% co-insurance form insuring against all risks of direct physical loss and excluding only such unusual perils as nuclear attack, earth movement, flood, and war. The tenant shall be billed by Landlord for the cost of this insurance and shall repay the landlord for these billed costs within 10 business days of receipt of a bill for such insurance. Landlord’s Insurance shall be issued by an insurance company of recognized standing, authorized to do business in the State of Maine and having a Best’s Insurance Guide rating of at least A:XV and satisfactory to Tenant.

The tenant, at tenants expense shall carry and maintain the following insurance (“Tenant Insurance”):  (a) an “all-risk” form of insurance policy, with an endorsement insuring against loss of Minimum Rent (including Extended Period of Recovery, if applicable) insuring public liability, bodily injury and damage comprehensive insurance coverage insuring against claims of any and all personal injury, death or damage occurring in or about the Demised Premises or the sidewalks adjacent thereto, with a combined single limit coverage in the amount presently maintained by the Landlord (subject only to a commercially reasonable deductible), on an “occurrence” form and including contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in paragraph 15 above; (b) worker’s compensation insurance insuring against and satisfying the worker’s compensation laws of the State of Maine; and (c) “dram shop” or liquor liability insurance.  Landlord may reasonably require increases in the above-described coverage from time to time, for which Tenant shall obtain the same and pay the costs thereof.  Tenant’s Insurance shall be issued by an insurance company of recognized standing, authorized to do business in the State of Maine and having a Best’s Insurance Guide rating of at least A:XV and satisfactory to Landlord.  Tenant’s Insurance (other than any policy of worker’s compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insured.  Original or copies of original policies (together with copies of the endorsements naming Landlord, and any others specified by Landlord as additional insured) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to the Rent Commencement Date, on each anniversary thereof, and at any date the prior policy expires.  All public liability and property and damage liabilities maintained by Tenant will contain a provision that Landlord and any other additional insured will be entitled to recover under such policies for any loss sustained by them, their agents and employees as a result of the acts or omissions of the Tenant.  Tenant’s Insurance will provide that it may not be terminated or amended except after thirty (30) days prior written notice to Landlord.  All public liability property damage, liability and casualty policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to coverage that Landlord may carry. All policies shall name the Landlord, Gregory Kenwood Gaines, , Ralph Lunati, and KWE Group as additional insured’s on the policy who are entitled to notice in the event of cancellation of a policy. To the extent that it commercially practicable to obtain, Tenant shall obtain assault and battery coverage for the business.

17.                               UTILITIES.

(a)                                  Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone service and all other services and utilities supplied to the Demised Premises, together with any taxes thereon.  If any such services are not separately metered to Tenant, Tenant shall pay an equitable share thereof, to be determined by Landlord, of all charges jointly metered with other Premises.

(b)                                 Landlord has advised Tenant that presently Central Maine Power (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity for the Property.  Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Supplier”) or continue to contract for service from the Electric Service Provider.  Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider and any Alternate Service Provider reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Demised Premises which may serve the Property.

(c)                                  Landlord does not warrant or guarantee the continued availability of any or all of the utility services necessary or desirable for the use of the Demised Premises by Tenant.  In no event shall the interruption, diminution or cessation of such services be construed as an actual or constructive eviction of Tenant, nor shall Tenant be entitled to any abatement of its Rent obligations under this Lease or on account thereof.  Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, interruption, disruption or defect in the supply or character of the utilities furnished to the Demised Premises, and no such change, failure, diminution, cessation, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

(d)                                 Landlord reserves the right to suspend any and all utilities service to the Demised Premises when, in Landlord’s reasonable discretion, such suspension is necessitated by reason of accident, repairs, inspections, alterations or improvements, until any of the same have been completed.  In such event, Landlord shall not be deemed guilty of a breach of this Lease, nor shall Tenant be entitled to any abatement of its Rent obligations under this Lease on account thereof.  If feasible, Landlord shall give Tenant prior notice of any interruption of utility services.

18.                               PERSONAL PROPERTY.

Any property of Tenant remaining in the Demised Premises at any time when Landlord recovers possession of the Demised Premises shall be deemed abandoned, and Landlord shall have no responsibility or liability whatsoever for any of the same.  Notwithstanding the foregoing, Landlord may store any such property in any public or private warehouse, and Tenant shall pay to Landlord promptly upon demand all costs incurred in connection with such property, including the costs of moving and storage, court costs, and attorney fees.  Landlord at its option may, without notice, sell any such personal property at any public or private sale, with or without legal process, for such prices as Landlord may obtain, and Landlord shall apply the proceeds of such sales first to the costs incurred in connection with such property, and then to any amounts due under this Lease from Tenant to Landlord, and the surplus, if any, to Tenant.

19.                               FAILURE TO SURRENDER POSSESSION.

(a)                                  The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises will be substantial, will exceed the amount of the monthly installments of the Rent payable hereunder, and will be impossible to measure accurately.

(b)                                 Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord upon the expiration or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of this Lease, a sum equal to one and one-half (1½) times the aggregate of that portion of the monthly Rent that was payable under this Lease during the last month of the term hereof. The provisions of this subparagraph shall survive the expiration or sooner termination of this Lease.

(c)                                  No provision of this paragraph 19 or any other provision of this Lease shall be deemed to permit Tenant to retain possession of the Demised Premises after the expiration or sooner termination of the Lease Term, or to have extended or renewed the Lease Term beyond its expiration or termination, except by timely and proper exercise by Tenant of the Option as provided in subparagraph 3(b) above (if applicable). Acceptance of any payment of Rent during any holdover period by Landlord shall not be deemed acceptance of Tenant’s occupancy.

(d)                                 At the termination of this Lease, either upon the expiration of its term or upon default, Lessee will execute any and all documents necessary to convey to Landlord and/or its assignee, the Liquor License applicable to the Demised Premises, subject to approval of the appropriate governmental authorities.

20.                               ENTRY BY LANDLORD.  Landlord shall at any and all times have the right to enter the Demised Premises to inspect the same, to show the Demised Premises to prospective purchasers or tenants and to post notices of non-responsibility.  Landlord shall also have the right to conduct such maintenance and repair of or to the Demised Premises (or the Building) as Landlord may deem necessary, without abatement of Rent, and for that purpose may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Demised Premises shall not be unreasonably blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.  Landlord shall use its reasonable efforts to provide advance notice of any such entry to Tenant and shall attempt to minimize interference with Tenant’s business.  Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, loss of occupancy or quiet enjoyment of the Demised Premises, and any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Demised Premises, excluding Tenant’s vaults, safes and files.  Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Demised Premises without liability to Tenant except for any failure to exercise due care for Tenant’s property.  Any entry to the Demised Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Demised Premises, or an eviction of Tenant from the Demised Premises or any portion thereof.

21.                               TENANT’S DEFAULT.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a)                                  the vacating or abandonment of the Demised Premises by Tenant;

(b)                                 failure by Tenant to pay any Rent when required hereunder;

(c)                                  failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, except the payment of Rent, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant (provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, but in no event beyond an additional thirty (30) days);

(d)                                 the making by Tenant or Guarantor of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant or Guarantor of a petition to have Tenant or Guarantor adjudged a bankrupt, or a petition or a reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or Guarantor, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or

(e)                                  the liquor license being in imminent danger of being revoked or the revocation of any of the Liquor Licenses/ Nude Activities Licenses by the State of Maine or the City of Portland for any reason whatsoever.

(f)                                    In the event that of a Tenant Default, Notice shall be given in accordance with the provisions of Paragraph 29(p), except that a notice of a default must be served via certified mail.

(g)                                 Notwithstanding the cure period allowed by subparagraph (c) above, it shall be an immediate default under this Lease if Tenant fails to surrender the Demised Premises to Landlord upon the expiration or sooner termination of the Lease, or if any failure of Tenant to comply with any provision of this Lease jeopardizes any insurance coverage or causes or results in a dangerous condition on the Demised Premises or the remainder of the Property, and such failure to comply is not cured as soon as reasonably possible after notice thereof by Landlord to Tenant.  In no event shall financial inability be considered a reasonable ground for failure of Tenant to cure any breach of, or failure to comply with, the provisions of this Lease.

22.                               LANDLORD’S REMEDIES.  In the event of any such default or breach by Tenant, Landlord may take any of the following actions at any time thereafter, in its sole discretion, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach under the laws or judicial decisions of the State of Maine.

(a)                                  Landlord may terminate Tenant’s right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate, Tenant shall immediately surrender possession of the Demised Premises to Landlord, and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Demised Premises; expenses of relating, including necessary renovation and alteration of the Demised Premises; reasonable attorney fees; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent called for herein for the balance of the term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided.

(b)                                 Landlord may reenter and take possession of the Demised Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof of being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions.  No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right, following any reentry or relating, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.  After recovering possession of the Demised Premises, Landlord may, from time to time, but shall not be obligated to, relet the Demised Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its discretion, may determine.  Landlord may make such repairs, alterations or improvements as Landlord may consider reasonably appropriate to accomplish such relating, and Tenant shall reimburse Landlord upon demand for all reasonable costs and expenses (including without limitation leasing commissions and attorney fees) which Landlord may incur in connection with such relating.  Landlord may collect and receive the rents for such releting but Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such relating.  Notwithstanding Landlord’s recovery of possession of the Demised Premises, Tenant shall continue to pay on the dates herein specified, the Minimum Rent and all Additional Rent which would be payable hereunder if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any relating of the Demised Premises.

(c)                                  Landlord may maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Demised Premises.  In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

(d)                                 In any event, Landlord shall be entitled to recover interest on any unpaid Rent or any amounts owing pursuant to this Lease not paid when due at the rate of eighteen percent (18%) per annum from the date due until paid in full.

23.                               DEFAULT BY LANDLORD.  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Demised Premises whose name and address shall theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to actual (not consequential or punitive) damages and/or an injunction.

24.                               RECONSTRUCTION.

(a)                                  Subject to the provisions of subparagraphs (b) and (c) below, in the event the Demised Premises or any other portion of the Building is damaged by fire or other perils covered by extended coverage insurance, and such damage does not require structural demolition and reconstruction of all or part of the Building, Landlord agrees to forthwith repair such damage utilizing the proceeds of insurance and this Lease shall remain in full force and effect, except that Tenant shall be entitled to an equitable reduction of Minimum Rent from the date of damage until completion of such repairs, based on the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by Tenant in the Demised Premises.

(b)                                 In the event that any casualty requires structural demolition and reconstruction of all or part of the Building (whether or not such reconstruction involves any portion of the Demised Premises), Landlord may, at its election, give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of a date specified in such notice not more than thirty (30) days after the giving of such notice.  In the event of giving such notice, this Lease and all interest of Tenant in the Demised Premises shall terminate on the date so specified in such notice, and the Minimum Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage interfered with the business carried on by Tenant in the Demised Premises, shall be paid up to date of such termination.  In the alternative, Landlord may, by written notice to Tenant within such 60-day period, elect to repair or restore such damage, in which case the Minimum Rent shall be proportionately reduced as provided in subparagraph (a) above and this Lease shall continue in full force and effect; PROVIDED, HOWEVER, that Landlord shall have the right to alter the size and configuration of the Building in the course of such reconstruction, so long as the Building as reconstructed is an integrated architectural unit and the dimensions of the Demised Premises are substantially the same as prior to such casualty.

(c)                                  Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair any injury or damage by other cause to any leasehold improvements, fixtures or other personal property of Tenant, or to repair, reconstruct or restore the Demised Premises or any other part of the Building when the damage resulting from any casualty occurs during the last twenty-four months of the term of this Lease or any extension thereof.

25.                               EMINENT DOMAIN.  If more than twenty-five percent (25%) of the Building  shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at it’s option, within sixty (60) days after said taking, to terminate this Lease upon thirty (30) days written notice.  If less than twenty-five percent (25%) of the Building is taken (or if more than 25% is taken but neither party elects to terminate as herein provided), the Minimum Rent thereafter to be paid shall be equitably reduced.  If any part of the Property other than the Building shall be so taken or appropriated, Landlord shall within sixty (60) days of said taking have the right at its option to terminate this Lease upon written notice to Tenant.  In the event of any taking appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given for the value of the property and Tenant shall be entitled to any award for the value of any unexpired term of this Lease and for its relocation expenses, or any award for any business loss of any kind whatsoever relating to the operation of the Tenant’s business.

26.                               SIGNS.  Tenant may affix and maintain only such signs, advertising placards, names, insignia, trademarks and descriptive material to the premises without the consent of the Landlord. However, all signs must comply with all state and local building codes and Tenant shall acquire all permits required by any governmental agency necessary relating to signage on the Premise. The Landlord shall reasonably cooperate with the tenant in obtaining any required approvals/permits. Upon expiration or earlier termination of this Lease, such signage and repair any damage to the Building fascia resulting from the installation and removal of Tenant’s sign shall remain on the Building unless Landlord requests Tenant to remove such signage, in which case Tenant shall remove such signage.

27.                               GUARANTY.   All obligations of Tenant shall be guaranteed by the Guarantor pursuant to the form of Guaranty Agreement attached hereto as Exhibit B. In addition, Tenant pledges, as additional security for the obligations of the Tenant under this Agreement, its Liquor License, issued by the State of Maine, and its Nude Activities Permit, issued by the State of Maine. In the event of a uncured default, Landlord shall have the same rights and remedies of any secured party which are provided by law in the Liquor License and Nude Activities permit. Landlord and Tenant agree to cooperate with one another to reasonably effectuate this guarantee.

28.                               ACCORD AND SATISFACTION.  No payment by Tenant, nor receipt by Landlord, of a lesser amount than the Rent herein stipulated shall be deemed to be other than on an account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as Rent, be deemed an accord and satisfaction, and Landlord shall accept such check for payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available to Landlord.  Tenant expressly waives any right it may have to claim that any payment due from Tenant to Landlord hereunder, which payment is less than the full amount due to the Landlord or claimed by Landlord, shall be deemed an accord and satisfaction.  This waiver of Tenant’s right to claim an accord and satisfaction shall be without regard to whether or not a dispute exists with regard to the amount claimed by Landlord.  No payment by Tenant, nor receipt by Landlord, of a lesser amount than the full amount due pursuant to this Lease shall be deemed to be other than on an account of Tenant toward the amount claimed by Landlord, nor shall any letter or statement accompanying any such payment be deemed an accord and satisfaction, and Tenant hereby waives its right to so claim.

29.                               GENERAL PROVISIONS.

(a)                                  Waiver.  The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such rent.

(b)                                 Marginal Headings.  The marginal headings and titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

(c)                                  Time.  Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(d)                                 Successors and Assigns.  The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(e)                                  Recordation.  Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of Landlord.

(f)                                    Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Minimum Rent and scheduled Additional Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Demised Premises.  Accordingly, if any installment of Rent due from Tenant shall not be received by Landlord or Landlord’s designee within three (3) days after the due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) per month on the outstanding balance or $500, whatever is greater, plus any attorney fees incurred by Landlord by reason of Tenant’s failure to pay Rent when due hereunder. The late fee shall be calculated and paid for every five (5) days that the rent due under this lease is late. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment of Tenant.  Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(g)                                 Prior Agreements.  This Lease contains all of the Agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto of their respective successors in interest.  This Lease shall not be effective or binding on any party until fully executed by both parties hereto. All prior leases between Landlord and Tenant are hereby void.

(h)                                 Partial Invalidity.  Any provisions of this Lease which shall prove to be invalid, void, or illegal shall in no way effect, impair or invalidate any other provision hereof, and all such other provisions shall remain in full force and effect.

(i)                                     Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

(j)                                     Choice of Law.  This Lease shall be governed by the laws of the State of Maine.

(k)                                  Attorney Fees.  In the event any action or proceeding is brought by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, such amount as the court may adjudge reasonable as attorney fees.  In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, tenant agrees to pay all attorney fees and court costs reasonably incurred.

(l)                                     Sale of Demised Premises by Landlord.  In the event of any sale of the Demised Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

(m)                               Right of First Refusal. 1) Provided that Tenant is not in default under this Lease, Tenant shall have the absolute right to match any purchase agreement for the Premises that Landlord receives from any third party. In the event that Landlord receives an offer to purchase the Premises it shall provide written notice to Tenant of the purchase price, terms and conditions of said proposed sale (“Term Notice”).  Tenant shall have a period of Fifteen (15) days after receipt of the Term Notice to notify Landlord that it desires to purchase the Premises in accordance with Term Notice (“Tenant’s Acceptance Notice”) and a initial down payment equal to Five (5%) percent of the purchase price, which shall be non-refundable. In the event that Tenant timely provides Tenant’s Acceptance Notice, the closing of the sale will take place no later than thirty (30) days after Tenant provides said Tenant’s Acceptance Notice.  If Tenant fails to provide the Tenant’s Acceptance Notice or if, after providing Tenant’s Acceptance Notice, Tenant fails to close the transaction with said thirty (30) day period then any rights of Tenant to acquire the Premises shall cease and be of no further force or effect and Landlord shall have the right to sell to market and sell the Premises to a third party on terms and conditions reasonably acceptable to Landlord. 2) In the event that the Landlord desires to sell the Premise, it shall provide written notice to Tenant of the purchase price, terms and conditions of the price it would propose to sell said premise (“Offer Term Notice”).Tenant shall have a period of thirty (30) days after receipt of the Offer Term Notice to notify Landlord that it desires to purchase the Premises in accordance with Offer Term Notice (“Tenant’s Offer Acceptance Notice”).  In the event that Tenant timely provides Tenant’s Offer Acceptance Notice, the closing of the sale will take place no later than thirty (30) days after Tenant provides said Tenant’s Offer Acceptance Notice.  If Tenant fails to provide the Tenant’s Offer Acceptance Notice or if, after providing Tenant’s Acceptance Notice, Tenant fails to close the transaction with said thirty (30) day period then any rights of Tenant to acquire the Premises shall cease and be of no further force or effect and Landlord shall have the right to sell to market and sell the Premises to a third party on terms and conditions reasonably acceptable to Landlord, however, the Tenant shall have the right to match any offer received by Landlord from such persons, as provided in Section 1 of this paragraph.  This provision shall not apply to a sale between the present shareholders of Landlord to one another or among their respective heirs, which will not trigger this right of first refusal, nor shall any gifts to the heirs of such owner. However the death of all present shareholders of Landlord will in fact trigger the Tenants right to acquire the property for Landlord for fair market value.

(n)                                 Option to Purchase. Provided that the Tenant is not then in default under the terms of this Lease, then the Landlord grants Tenant the Option to Purchase the Property at Fair Market Value, without accounting for the valuation of the lease between Landlord and Tenant, or the value of the Premise based upon the fact that it possesses a Nude Activities Permit from the City of Portland, Maine.

In order to exercise this Option, Tenant shall notify the Landlord, in writing, of its desire to exercise the Option which shall contain a proposed purchase price supported by a Real Estate Appraisal. If the Landlord agrees to the Purchase Price proposed by Tenant, then the closing shall occur within 60 days of the date that the Offer is received by the Landlord. Within 14 days of the Offer date, the Landlord shall notify Tenant whether it agrees to the Offer Price. If the Landlord does not agree to the Offer Price, then the Landlord shall, within 45 days of the receipt of the Offer, send a counter-proposal to Tenant, setting forth its proposed sale price, which sale price shall be supported by a Real Estate Appraisal. (“Counter-Offer”) If the Tenant agrees to the Purchase Price proposed by Landlord, then the closing shall occur within 60 days of the date that the Counter-Offer is received by the Tenant. If the Tenant does not accept the Counter-Offer, then the parties agree that the Purchase Price will be set by a third party real estate appraiser. This appraiser shall be selected by agreement of the Tenants Real Estate Appraiser and the Landlords Real Estate Appraiser, who shall independently appraise the Premise and set the purchase price. Such real estate appraisal shall be completed within 45 days of the date that the Real Estate Appraiser is selected by the Appraiser, who shall select an appraiser within 14 days of being notified that the Tenant has rejected the Landlord’s Counter-Offer. If the Appraisers cannot agree on a Third Party Real Estate Appraiser, then the Appraiser shall be selected by the American Arbitration Association.  The Closing of the transaction shall occur within 30 days of the date that the Appraiser issues his Appraisal of the Premise.

Notwithstanding the above, the minimum purchase price shall be One Million Seven Hundred Fifty Thousand ($1,750,000.00).

This option may be exercised by Tenant during the first 37 months of the lease. Should the option not be exercised within the first 37 months of the lease, then the option shall expire. In order to exercise the Option, the Tenant shall notify the Landlord in writing as required for notice under the Lease and the closing shall occur as within 60 days thereafter or as soon thereafter as clear title may be give by Landlord.

(o)                                 Subordination, Attornment.  Upon request of Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any mortgage or deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the Demised Premises, and to all advances made or hereafter to be made upon the security thereof.  In the event any proceedings are brought for foreclosure, or in the event of the exercise of  the power of sale under any mortgage or deed of trust made by Landlord covering the Demised Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale, and recognize such purchaser as the Landlord under this Lease.  The provisions of this subparagraph to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full Lease Term hereof.

(p)                                 Notices.  Except as set forth below, all notices to be given hereunder by either of the parties shall be in writing.  Any notice may be served by Landlord upon Tenant personally by delivering the same to an employee of Tenant, or to Tenant directly.  Any notice shall be deemed duly served by either party if addressed as set forth below and (i) deposited with the United States Postal Service as certified mail, return receipt requested, with proper postage  prepaid, or (ii) deposited with FedEx or other reliable overnight courier for expedited delivery.  Either party may change the address to which the notices may be sent by delivering a copy thereof to the other party in the manner aforesaid and sent contemporaneously by telecopy and e-mail.  If service is made by personal delivery or Federal Express, such service shall be deemed completed upon actual receipt of such material.  If service shall be made by certified mail, such service shall be deemed completed as of the third day following the mailing of such notice in the manner aforesaid.

To Landlord:

K & R Properties, Inc.
800 Bush River Road, Ste. C
Columbia, South Carolina 22910

	and	Mr. Harry T. Heizer, Jr.
PO Box 3928
Irmo, South Carolina 29063
Facsimile: (803) 750-6457

To Tenant:		KenKev II, Inc.
200 Riverside Dr.
Portland, Maine, 04103

With a copy to:

Troy Lowrie
VCG Holding Corp.
390 Union St., Suite 540
Lakewood, CO 80228
Facsimile: (303) 922-0746

and

Michael L. Ocello
VCG Holding Corp.
1401 Mississippi Avenue, #10
Sauget, IL 62201
Facsimile: (681) 271-8384

Allan S. Rubin, Esq.
Draper, Rubin & Shulman, P.L.C.
29800 Telegraph Road
Southfield, Michigan 48034
Facsimile: 248-358-9729

(q)                                 Sale Termination.  In the event that the Agreement for the Purchase and Sale of Assets (“Agreement”) between Gregory Kenwood Gaines, Kenkev,Inc and Kenkev II, Inc and VCG Holding Corp., is terminated for any reason whatsoever, then this Lease shall automatically terminate, any security deposit paid by Tenant shall be returned and all parties shall be released from any further liability under this Lease.

(r)                                    Tenant’s Statement.  Tenant shall at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing containing such statements as Landlord or any prospective purchaser or mortgagee of the Property may require, including (a) certification that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, (b) Tenant’s acknowledgment that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, (c) confirmation of the Rent Commencement Date and the expiration date of the Lease Term, (d) confirmation that no rents have been paid more than one (1) month in advance, and (e) confirmation that Tenant has no right to purchase the Premises other that as contained herein.  If Tenant fails to execute Tenant’s  Statement within such ten (10) day period, Landlord is hereby authorized to execute Tenant’s Statement as Tenant’s attorney in fact.  Any such statement may be relied upon by the prospective purchaser or encumbrance of all or any portion of the Property.

(s)                                  Authority.  If Tenant is a corporation, partnership, trust or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws, partnership agreement or operating agreement (as the case may be) of Tenant, and that this Lease is binding upon Tenant.

(t)                                    No Partnership.  It is expressly understood that the Landlord and Tenant are not partners or co-venturers and that the Landlord has no right, title or interest in and to the business of the Tenant, and that the Tenant has no right to represent or bind the Landlord in any respect whatsoever, and that nothing contained herein shall be deemed, held or construed as making the Landlord a partner or associate of the Tenant, or as rendering the Landlord liable for any debts, liabilities or obligations incurred by the Tenant; it is being expressly understood that the relationship between the parties hereto is, and shall at all times remain that of Landlord and Tenant.

(u)                                 Nondisclosure Statement.  Tenant hereby agrees that as of the date set forth herein, and for the term of this Lease as set forth herein, Tenant shall not disclose the terms of this Lease or the negotiations thereof to any individual, firm or corporation. This nondisclosure statement shall not preclude Tenant from disclosing the terms of this Lease or negotiations thereunder to Tenant’s legal counsel, a financial institution, the Internal Revenue Service, or any administrative or judicial entity which may require such information.

31.                               BROKERS.  Tenant warrants that except for the principals of Landlord (who may be licensed real estate brokers acting on their own behalf), it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as dated:

LANDLORD:

K& R Properties, Inc.

By:	/s/	Gregory Kenwood Gaines
	Name:	G. Kenwood Gaines
	Title:	President
	Date:	9-14-07

TENANT:

Kenkev II

By:	/s/	Troy Lowrie
	Name:	Troy Lowrie
	Title:	President
	Date:	9-14-07

EXHIBIT “A”

LOCATION OF DEMISED PREMISES

200 Riverside St.

Portland, Maine

EXHIBIT “B”

GUARANTY OF LEASE

In order to induce K& R Properties (“Landlord”) to enter into that certain Lease dated    9-14        , 2007 (the “Lease”) with KenKev II, a Maine Corporation (“Tenant”), VCG Holding Corp., a Colorado corporation (“Guarantor”) hereby makes the following agreements with and in favor of Landlord:

1.                                       Guarantor hereby guarantees, unconditionally and absolutely, the full and faithful performance and observance of all the covenants, terms, and conditions of the Lease to be performed and observed by Tenant, expressly including, without being limited to, the payment, when due, of Minimum Rent and additional rent payable under the Lease.

2.                                       If the Lease shall be modified in any respect by agreement between Landlord and Tenant, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all the covenants, terms and conditions of the Lease and of any such modification thereof.

3.                                       If the Lease shall be renewed, or its term extended, for any period beyond the date specified in the Lease for the expiration of said term, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the term of the Lease, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all the covenants, terms and conditions of the Lease and of any such modification thereof.

4.                                       Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is a guaranty of payment and not of collection, and shall remain in full force and effect until payment in full to Landlord of all sums payable under the Lease. Guarantor waives any right to require that any action be brought against Tenant.

5.                                       Guarantor does not require any notice of Tenant’s nonpayment, nonperformance, or non-observance of the covenants, terms and conditions of the Lease.  Guarantor hereby expressly waives the right to receive such notice.

6.                                       Guarantor expressly agrees (without in any way limiting his liability under any other provision of this Guaranty) that Guarantor shall, at the request of Landlord, enter into a new lease with Landlord on the same terms and conditions as contained in the Lease immediately prior to its termination, for a term commencing on the termination date of the Lease and ending on the expiration date of the Lease, if the Lease shall be terminated due to a default by Tenant thereunder.

7.                                       The liability of Guarantor is coextensive with that of Tenant and also joint and several, and action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto.

8.                                       Until all of Tenant’s obligations under the Lease are fully performed, Guarantor (a) waives any rights that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guaranty, and (b) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord  under this Lease.

9.                                       Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, released or limited in any way by any impairment, modification, release or limitation of the liability of Tenant or its estate in bankruptcy, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or from the decision of any court interpreting the same.

10.                                 Guarantor waives any right to require that resort be had to any security or to any other credit in favor of Tenant.

11.                                 Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.  Guarantor hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty.

12.                                 Guarantor irrevocably appoints Tenant as his agent for service of process related to this Guaranty.

13.                                 Guarantor shall pay all of Landlord’s expenses, including but not limited to, attorney’s fees, incurred in enforcing this Guaranty.

14.                                 The Lease and this Guaranty shall be governed by, interpreted under the laws of, and enforced in the courts of the State of Maine.

15.                                 This Guaranty, and all of the terms hereof, shall be binding on Guarantor and the successors, assigns and legal representatives of Guarantor, and shall inure to the benefit of and may be enforced by Landlord, its successors and assigns, and the holder of any mortgage to which the Lease may be subject and subordinate from time to time.

16.                                 Anything herein or in the Lease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of the Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor.  Guarantor further acknowledges that its liability under this Guaranty shall not be affected in any manner by such deposit or credit, or Landlord’s application thereof.

17.                                 Guarantor signs this guarantee personally and not as a representative or officer of any corporation, partnership, or trust.

	Guarantor:	VCG HOLDING CORP.,
390 Union Street, Suite 540
Lakewood, Colorado, 80228

VCG HOLDING CORP., a Maine corporation

By:	/s/Troy Lowrie
Troy Lowrie, CEO